EXHIBIT 99.1

Talend Reports Fourth Quarter and Fiscal Year 2018 Financial Results

REDWOOD CITY, Calif., Feb. 14, 2019 (GLOBE NEWSWIRE) -- Talend (NASDAQ: TLND), a global leader in cloud data integration and integrity solutions, today released financial results for the fourth quarter and fiscal year ended December 31, 2018.

“We finished 2018 with record fourth quarter subscription revenue of $48.4 million, up 38% year-over-over and grew total revenue for the full year by 38%,” said Mike Tuchen, Chief Executive Officer.  “As we scale our business, we are increasingly focused on the cloud opportunity and have expanded our go to market capabilities with the addition of a self-service, frictionless channel to land new cloud customers.  We believe we are entering 2019 well positioned to capture an increasing share of the data integration market.”

Key financial and operational highlights from the quarter:

  Achieved Annualized Recurring Revenue (“ARR”) of $198.1 million for the period ended December 31, 2018, representing growth of 33% from December 31, 2017.
  Talend Cloud, the Company’s SaaS offering, represented 25% of new ARR in the quarter and grew over 100% year-over-year for the tenth quarter in a row
  Record quarterly total revenue of $55.7 million, an increase of 34% year-over-year
  Quarterly subscription revenue of $48.4 million, an increase of 38% year-over-year, or 33% year-over-year adjusted to exclude the impact of adoption of ASC 606
  Total customer count crossed the 3,000 customer mark
  Dollar-based Net Expansion Rate reached 120% on a constant currency basis
  Generated $1.7 million of Free Cash Flow

These highlights are inclusive of Stitch apart from Dollar-based Net Expansion Rate, which the Company will continue to report excluding the contribution of monthly and pay-as-you-go contracts. The acquisition of Stitch, Inc. closed on November 9, 2018, and contributed $0.6 million of revenue during the quarter and accounted for 2% of ARR as of December 31, 2018.

Recent business highlights:

  Formed a strategic partnership with Databricks, enabling engineers to perform large scale data processing and analytics in the cloud using Apache Spark
  Announced fast, frictionless cloud data ingestion for Microsoft Azure's SQL Data Warehouse with Talend’s Stitch Data Loader
  Named a 2018 Gartner Peer Insights Customers’ Choice for data integration tools based on end-user reviews and ratings
  Promoted Laurent Bride to CTO and COO, expanding his responsibilities as cloud operations become increasingly important

Fourth Quarter and Fiscal Year 2018 Financial Highlights
(in thousands, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2017 **	2018		2017 **	2018

Revenue:
Total Revenue	$41,519	$55,690		$148,595	$204,323
Year-over-Year % Change	36%	34%	*	40%	38%	*

Subscription Revenue	$35,164	$48,443		$125,898	$174,887
Year-over-Year % Change	40%	38%	*	42%	39%	*
Year-over-Year % Change - on a constant currency basis	34%	40%		42%	37%

Operating margin	-26%	-24%		-19%	-20%
Non-GAAP operating margin (1)	-20%	-9%		-14%	-8%

Net loss:
GAAP Net Loss	$(10,684)	$(12,256)		$(31,208)	$(40,359)
Non-GAAP Net Loss (2)	$(8,138)	$(3,892)		$(22,673)	$(15,539)

Net loss per share:
Net loss per share - basic and diluted	$(0.37)	$(0.41)		$(1.08)	$(1.35)
Non-GAAP net loss per share	$(0.28)	$(0.13)		$(0.78)	$(0.52)

Shares outstanding used in computing per share amounts - basic and diluted	29,253	30,111		28,966	29,841
_________________
(1) Non-GAAP operating margin is calculated as non-GAAP loss from operations divided by total revenue.

(2) Non-GAAP financial measures exclude stock-based compensation, amortization of acquired intangibles and transaction related expenses.

* The growth rate includes the benefit from the adoption of ASC 606 which was adopted by the company on January 1, 2018.

** We have initially applied ASC 606 at January 1, 2018. Under the transition method chosen for ASC 606, the comparative information is not restated.

As previously announced, effective January 1, 2019, Talend began to file periodic reports and registration statements on U.S. domestic issuer forms with the Securities and Exchange Commission. Accordingly, the financial results and estimates provided herein have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). However, there is no difference in these financial results and estimates prepared in accordance with GAAP compared to such financial results and estimates prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standard Board, and therefore the financial results and estimates provided herein are directly comparable to Talend’s prior disclosure on these metrics. For the year ended December 31, 2018, Talend’s Annual Report on Form 10-K will present results in accordance with GAAP.

A reconciliation of GAAP to non-GAAP financial measures is provided in the financial tables below. An explanation of these measures is also included below, under the heading Non-GAAP Financial Measures.

Financial Outlook

Talend’s outlook assumes similar business conditions and foreign exchange rates as of January 31, 2019 and is inclusive of the Stitch acquisition which closed on November 9, 2018.

First quarter of 2019:

  Total revenue is expected to be in the range of $56.0 million to $57.0 million.
  Loss from operations is expected to be in the range of $(18.9) million to $(17.9) million and non-GAAP loss from operations is expected to be in the range of $(9.3) million to $(8.3) million.
  Net loss is expected to be in the range of $(19.3) million to $(18.3) million and non-GAAP net loss is expected to be in the range of $(9.6) million to $(8.6) million.
  Net loss per basic and diluted share is expected to be in the range of $(0.64) to $(0.60) and non-GAAP net loss per share is expected to be in the range of $(0.32) to $(0.29).
  Basic and diluted weighted average share count of 30.3 million shares.

Full year 2019:

  Total revenue is expected to be in the range of $248. 0 million to $250.0 million.
  Loss from operations is expected to be in the range of $(80.3) million to $(78.3) million and non-GAAP loss from operations is expected to be in the range of $(27.3) million to $(25.3) million.
  Net loss is expected to be in the range of $(81.9) million to $(79.9) million and non-GAAP net loss is expected to be in the range of $(28.9) million to $(26.9) million.
  Net loss per basic and diluted share is expected to be in the range of $(2.67) to $(2.60) and non-GAAP net loss per share is expected to be in the range of $(0.94) to $(0.88).
  Basic and diluted weighted average share count of 30.7 million shares.

These statements are forward-looking and actual results may differ materially. Refer to the section under the heading Forward-Looking Statements below for information on the factors that could cause our actual results to differ materially. An explanation of non-GAAP measures is also included below under the heading Non-GAAP Financial Measures.

Conference Call Information
Talend will host a conference call and live webcast for analysts and investors at 4:30 p.m. Eastern time on February 14, 2019.

Parties in the United States and Canada can access the call by dialing (888) 394-8218, using conference code 1606788. International parties can access the call by dialing (323) 794-2588, using conference code 1606788.

The webcast will be accessible on Talend’s investor relations website at http://investor.talend.com for one year. A telephonic replay of the conference call will be available through February 19, 2019.  To access the replay, parties in the United States and Canada should call (888) 203-1112 and enter conference code 1606788.  International parties should call (719) 457-0820 and enter conference code 1606788.

New Lease Standard Under ASC 842
In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASC 842, Leases, which supersedes current lease standards under ASC 840. The financial information under the heading “Financial Outlook” above is prepared in accordance with ASC 842. The standard is effective for Talend for financial periods beginning on January 1, 2019, with the main change relating to the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous guidance. Talend will be required to capitalize and amortize lease assets associated with facility leases. Under the new guidance a portion of the rent expense which was charged to operations will be recognized as interest expense.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures.

Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Talend considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure included in this release below.

Non-GAAP gross profit is calculated by adjusting gross profit to eliminate the impact of stock-based compensation expense and amortization of acquired intangibles.

Non-GAAP gross margin, expressed as a percentage, is calculated as non-GAAP gross profit divided by total revenue.

Non-GAAP loss from operations is calculated by adjusting loss from operations to eliminate the impact of stock-based compensation expense, amortization of acquired intangibles expense and transaction related expenses.

Non-GAAP operating margin, expressed as a percentage, is calculated as non-GAAP loss from operations divided by total revenue.

Non-GAAP net loss is calculated by adjusting net loss to eliminate the impact of stock-based compensation expense, amortization of acquired intangibles expense and transaction related expenses.

Non-GAAP cost of revenue is calculated by adjusting cost of revenue to eliminate the impact of stock-based compensation expense and amortization of acquired intangibles expense.

Non-GAAP operating expenses is calculated by adjusting operating expenses to eliminate the impact of stock-based compensation expense, amortization of acquired intangibles expense and transaction related expenses.

Non-GAAP sales and marketing expense is calculated by adjusting sales and marketing expense to eliminate the impact of stock-based compensation expense and amortization of acquired intangibles expense.

Non-GAAP research and development expense is calculated by adjusting research and development expense to eliminate the impact of stock-based compensation expense and amortization of acquired intangibles expense.

Non-GAAP general and administrative expense is calculated by adjusting general and administrative expense to eliminate the impact of stock-based compensation expense, amortization of acquired intangibles expense and transaction related expenses.

Transaction related expenses include non-recurring acquisition related costs and costs associated with follow-on offerings and the filing of a shelf-registration statement.

Free cash flow is defined as net cash from (used in) operating activities less cash used in investing activities for acquisition of property and equipment.

Subscription revenue growth on a constant currency basis represents subscription revenue adjusted to exclude foreign currency impacts. Subscription revenue on a constant currency basis is calculated by applying the average monthly currency rates for each month in the comparative period to the corresponding month in the current period. We believe the disclosure of subscription revenue in constant currency provides useful supplementary information to investors considering potential significant fluctuations in currency rates.

Annual recurring revenue (“ARR”) is defined as the annualized recurring value of all active contracts at the end of a reporting period. ARR includes subscriptions for use of installed software products and SaaS offerings, which includes Stitch, and excludes original equipment manufacturer ("OEM") sales. Both multi-year contracts and contracts with terms less than one year are annualized by dividing the total committed contract value by the number of months in the subscription term and then multiplied by twelve.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our anticipated operating results for the 2019 first quarter and fiscal year, our expectations regarding the evolution of our marketplace and the goals for our Talend Data Fabric, our ability to capture an increasing share of the cloud and big data integration market, our expectations regarding the impact of our collaborations with partners on our market, and our belief that we are well-positioned to capitalize on the growing trends of modern data technologies and cloud adoption. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. Consequently, you should not rely on these forward-looking statements. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such uncertainties, risks, and changes in circumstances, including without limitation risks and uncertainties related to our ability to continue to deliver and improve our products and successfully develop new products; customer acceptance and purchase of our existing products and new products, including conversion of bookings to sales; our ability to retain existing customers and generate new customers; the market for data integration solutions, particularly our cloud and big data integration solutions, not continuing to develop; competition from other products and services; and general market, political, economic and business conditions, including the fluctuation of foreign currency exchange rates.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, and the foregoing list of factors is not exclusive. Additional risks and uncertainties that could affect our financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in our most recent filings with the Securities and Exchange Commission, including our most recent reports on Form 6-K and our Form 20-F filed with the SEC on March 5, 2018. Our SEC filings are available on the Investors section of Talend’s website at http://investor.talend.com and the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements provided to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law.

About Talend

Talend (Nasdaq: TLND), a leader in cloud integration and integrity solutions, liberates data from legacy infrastructure and puts more of the right data to work for your business, faster. Talend Cloud delivers a single platform for data integration across public, private, and hybrid cloud, as well as on-premises environments, and enables greater collaboration between IT and business teams. Combined with an open, native, and extensible architecture for rapidly embracing market innovations, Talend allows you to cost-effectively meet the demands of ever-increasing data volumes, users, and use cases.

Over 3,000 global customers rely on Talend to put their data to work including GE, HP Inc., and Domino’s. Talend has been recognized as a leader in its field by leading analyst firms and industry publications including Forbes, InfoWorld, and SD Times. For more information, please visit www.talend.com and follow us on Twitter: @Talend.

Investor Contact:
Lisa Laukkanen or Lauren Sloane
The Blueshirt Group for Talend
ir@talend.com
415-217-2632

Media Contact:
Chris Taylor
Vice President, Corporate Communications
Ctaylor@Talend.com
650-268-502

TALEND S.A.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER DATA
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017 *	2018	2017 *	2018

Revenue
Subscriptions	$35,164	$48,443	$125,898	$174,887
Professional services	6,355	7,247	22,697	29,436
Total revenue	41,519	55,690	148,595	204,323
Cost of revenue
Subscriptions	4,757	6,411	16,367	23,094
Professional services	4,997	6,968	17,792	26,400
Total cost of revenue	9,754	13,379	34,159	49,494
Gross profit	31,765	42,311	114,436	154,829
Operating expenses
Sales and marketing	25,560	31,311	86,892	113,650
Research and development	8,199	12,558	26,835	42,359
General and administrative	8,711	11,566	29,446	40,357
Total operating expenses	42,470	55,435	143,173	196,366
Loss from operations	(10,705)	(13,124)	(28,737)	(41,537)
Other income (expense), net	253	514	(2,147)	855
Loss before income tax expense	(10,452)	(12,610)	(30,884)	(40,682)
Income tax benefit (expense)	(232)	354	(324)	323
Net loss	$(10,684)	$(12,256)	$(31,208)	$(40,359)

Shares outstanding used in computing per share amounts - basic and diluted	29,253	30,111	28,966	29,841

Net loss per share - basic and diluted	$(0.37)	$(0.41)	$(1.08)	$(1.35)

UNAUDITED STOCK-BASED COMPENSATION AND AMORTIZATION OF ACQUIRED INTANGIBLES EXPENSE
Total stock-based compensation and amortization of acquired intangibles expense included in the Unaudited Consolidated Statements of Operations is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2017 *	2018	2017 *	2018

Cost of revenue - subscriptions	$89	$507	$315	$1,432
Cost of revenue - professional services	74	410	207	1,024
Sales and marketing	577	2,526	2,271	7,198
Research and development	739	2,495	1,613	7,693
General and administrative	345	1,734	2,441	6,011
Total stock-based compensation and amortization of acquired intangibles expense	$1,824	$7,672	$6,847	$23,358

* We have initially applied ASC 606 at January 1, 2018. Under the transition method chosen for ASC 606, the comparative information is not restated.

TALEND S.A.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)

	December 31, 2017 *	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$87,024	$33,740
Accounts receivables	57,129	67,531
Contract acquisition costs	—	9,563
Other current assets	8,311	9,825
Total current assets	152,464	120,659
Non-current assets:
Contract acquisition costs	—	19,390
Property and equipment, net	3,473	6,335
Goodwill	6,196	49,659
Intangible assets, net	7,528	19,420
Other non-current assets	3,137	3,661
Total non-current assets	20,334	98,466
Total assets	$172,798	$219,124
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,203	$5,759
Accrued expenses and other current liabilities	27,504	36,475
Contract liabilities - deferred revenue	118,601	124,416
Short-tem debt	1,188	208
Total current liabilities	151,496	166,858
Non-current liabilities:
Deferred income taxes	—	469
Other non-current liabilities	787	950
Contract liabilities - deferred revenue	21,618	25,731
Long-term debt	7	676
Total non-current liabilities	22,412	27,827
Total liabilities	173,908	194,686
STOCKHOLDERS' EQUITY (DEFICIT)
Ordinary shares, par value €0.08 per share	3,059	3,128
Additional paid-in capital	215,390	244,878
Accumulated other comprehensive income	672	607
Other reserves	49	138
Accumulated losses	(220,280)	(224,312)
Total stockholders’ equity (deficit)	(1,110)	24,439
Total liabilities and stockholders’ equity (deficit)	$172,798	$219,124

* We have initially applied ASC 606 at January 1, 2018. Under the transition method chosen for ASC 606, the comparative information is not restated.

TALEND S.A.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2017 *	2018

Cash flows (used in) from operating activities:
Net loss for the period	$(31,208)	$(40,359)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	1,527	2,034
Amortization of intangible assets	567	2,521
Unrealized loss foreign exchange	1,751	134
Stock-based compensation	6,280	20,837
Deferred income taxes	—	(327)
Income tax for the period	324	(323)
Changes in operating assets and liabilities:
Accounts receivable	(16,533)	(12,387)
Other assets	(1,747)	(6,569)
Accounts payable and accrued expenses	7,629	11,630
Contract liabilities - deferred revenue *	29,089	26,040
Net cash from operating activities	(2,321)	3,231
Cash flows (used in) from investing activities:
Acquisition of property and equipment	(2,224)	(5,006)
Cash consideration for business acquisitions, net of cash acquired	(9,189)	(59,493)
Net cash used in investing activities	(11,413)	(64,499)
Cash flows (used in) from financing activities:
Proceeds from issuance of ordinary shares	6,672	7,053
Proceeds from issuance of ordinary shares related to employee stock purchase plan	—	1,805
Repayment of borrowings	(153)	(242)
Net cash from financing activities	6,519	8,616
Net increase in cash and cash equivalents	(7,215)	(52,652)
Cash and cash equivalents at beginning of the period	91,023	87,024
Effect of exchange rate changes on cash and cash equivalents	3,216	(632)
Cash and cash equivalents at end of period	$87,024	$33,740

* The change in deferred revenue presented on the cash flow statement was impacted by ASC 606 and the foreign exchange impact from several of our foreign entities.

New Revenue Recognition Standard Under ASC 606
Effective as of January 1, 2018, we adopted ASC 606, Revenue from Contracts with Customers, which was issued by the FASB in May 2014. The financial information presented for the three months and year ended December 31, 2018 in this press release is prepared in accordance with ASC 606. We adopted the standard on a modified retrospective basis and under this transition method, the comparative information is not restated. The impact of adoption on our consolidated statement of operations are provided in the table below which allows for easier comparison to prior period results, reported under old revenue standards.

	For the three months ended December 31, 2018			For the year ended December 31, 2018
		Balance Without Adoption of	Effect of Change		Balance Without Adoption of	Effect of Change
	As Reported	ASC 606	Higher/(Lower)	As Reported	ASC 606	Higher/(Lower)

Revenue
Subscriptions	$48,443	$46,824	$1,619	$174,887	$170,419	$4,468
Year-over-Year % Change	38%	33%		39%	35%

Operating margin	-24%	-33%	9%	-20%	-25%	5%
Non-GAAP operating margin	-9%	-17%	9%	-8%	-13%	5%

Net loss:
GAAP Net Loss	(12,256)	(16,936)	4,680	(40,359)	(49,447)	9,088
Non-GAAP Net Loss	(3,892)	(8,572)	4,680	(15,539)	(24,627)	9,088

Net loss per share:
Net loss per share - basic and diluted	$(0.41)	$(0.56)	$0.16	$(1.35)	$(1.66)	$0.30
Non-GAAP net loss per share	$(0.13)	$(0.28)	$0.16	$(0.52)	$(0.83)	$0.30

Shares outstanding used in computing per share amounts - basic and diluted	30,111	30,111		29,841	29,841

TALEND S.A.
GAAP to Non-GAAP Reconciliations
(In thousands)
(unaudited)

The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:

Loss from operations:	Three Months Ended December 31,		Year Ended December 31,
	2017 *	2018	2017 *	2018

Loss from operations	$(10,705)	$(13,124)	$(28,737)	$(41,537)
Stock-based compensation expense	1,497	6,616	6,280	20,837
Amortization of acquired intangibles	327	1,056	567	2,521
Transaction related expenses	722	694	1,688	1,464
Non-GAAP loss from operations	$(8,159)	$(4,758)	$(20,202)	$(16,715)

Non-GAAP operating margin	-20%	-9%	-14%	-8%

Net loss:	Three Months Ended December 31,		Year Ended December 31,
	2017 *	2018	2017 *	2018

Net loss	$(10,684)	$(12,256)	$(31,208)	$(40,359)
Stock-based compensation expense	1,497	6,616	6,280	20,837
Amortization of acquired intangibles	327	1,056	567	2,521
Transaction related expenses	722	694	1,688	1,464
Non-GAAP net loss	$(8,138)	$(3,890)	$(22,673)	$(15,537)

Share count:
Weighted-average shares outstanding - basic and diluted	29,253	30,111	28,966	29,841

Net loss per share:
Net loss per share - basic and diluted	$(0.37)	$(0.41)	$(1.08)	$(1.35)
Non-GAAP net loss per share	$(0.28)	$(0.13)	$(0.78)	$(0.52)

Gross profit:	Three Months Ended December 31,		Year Ended December 31,
	2017 *	2018	2017 *	2018

Gross profit	$31,765	$42,311	$114,436	$154,829
Stock-based compensation expense	163	917	522	2,456
Amortization of acquired intangibles	-	-	-	-
Non-GAAP gross profit	$31,928	$43,228	$114,958	$157,285

GAAP gross margin	77%	76%	77%	76%
Non-GAAP gross margin	77%	78%	77%	77%

Cost of revenue:	Three Months Ended December 31,		Year Ended December 31,
	2017 *	2018	2017 *	2018

Cost of revenue	$(9,754)	$(13,379)	$(34,159)	$(49,494)
Stock-based compensation expense	163	917	522	2,456
Amortization of acquired intangibles	-	-	-	-
Non-GAAP cost of revenue	$(9,591)	$(12,462)	$(33,637)	$(47,038)

Operating expenses:	Three Months Ended December 31,		Year Ended December 31,
	2017 *	2018	2017 *	2018

Operating expenses	$(42,470)	$(55,435)	$(143,173)	$(196,366)
Stock-based compensation expense	1,334	5,699	5,758	18,381
Amortization of acquired intangibles	327	1,056	567	2,521
Transaction related expenses	722	694	1,688	1,464
Non-GAAP operating expenses	$(40,087)	$(47,986)	$(135,160)	$(174,000)

Sales and marketing expense:	Three Months Ended December 31,		Year Ended December 31,
	2017 *	2018	2017 *	2018

Sales and marketing expense	$(25,560)	$(31,311)	$(86,892)	$(113,650)
Stock-based compensation expense	577	2,526	2,271	7,198
Amortization of acquired intangibles	-	-	-	-
Non-GAAP sales and marketing expense	$(24,983)	$(28,785)	$(84,621)	$(106,452)

Research and development expense:	Three Months Ended December 31,		Year Ended December 31,
	2017 *	2018	2017 *	2018

Research and development expense	$(8,199)	$(12,558)	$(26,835)	$(42,359)
Stock-based compensation expense	491	1,766	1,263	5,808
Amortization of acquired intangibles	248	729	350	1,885
Non-GAAP research and development expense	$(7,460)	$(10,063)	$(25,222)	$(34,666)

General and administrative expense:	Three Months Ended December 31,		Year Ended December 31,
	2017 *	2018	2017 *	2018

General and administrative expense	$(8,711)	$(11,566)	$(29,446)	$(40,357)
Stock-based compensation expense	266	1,407	2,224	5,375
Amortization of acquired intangibles	79	327	217	636
Transaction related expenses	722	694	1,688	1,464
Non-GAAP general and administrative expense	$(7,644)	$(9,138)	$(25,317)	$(32,882)

TALEND S.A.
Free Cash Flow
(In thousands)
(unaudited)

The following table details our free cash flow for the three and nine months ended December 31, 2017 and 2018, and a reconciliation to the most directly comparable GAAP measure:

Free cash flow:
	Three Months Ended December 31,		Year Ended December 31,
	2017 *	2018	2017 *	2018

Net cash (used in) from operating activities	(1,459)	3,836	(2,321)	3,231
Less: Acquisition of property and equipment	551	2,100	2,224	5,006
Free cash flow	$(2,009)	$1,736	$(4,545)	$(1,775)

* We have initially applied ASC 606 at January 1, 2018. Under the transition method chosen for ASC 606, the comparative information is not restated.

TALEND S.A.
Constant Currency Reconciliation
(In thousands)
(unaudited)

The following table details our constant currency reconciliation for the three months ended December 31, 2018 to the most directly comparable GAAP measure:

	Three Months Ended December 31,		Year-over-Year Change
	2017 *	2018

Subscription revenue as reported	35,164	48,443	38%
Conversion impact U.S. Dollar/other currencies	-	782
Subscription revenue on a constant currency basis	$35,164	$49,225	40%

* We have initially applied ASC 606 at January 1, 2018. Under the transition method chosen for ASC 606, the comparative information is not restated.

TALEND S.A.
GAAP to Non-GAAP Reconciliations for EPS Guidance
(In millions)
(unaudited)

The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:

Guidance for the first quarter and full year 2019:

	Three Months Ended March 31, 2019		Year Ended December 31, 2019
	Low	High	Low	High

Loss from operations	$(18.9)	$(17.9)	$(80.3)	$(78.3)
Stock-based compensation expense	8.3	8.3	47.3	47.3
Amortization of acquired intangibles	1.4	1.4	5.7	5.7
Non-GAAP loss from operations	$(9.3)	$(8.3)	$(27.3)	$(25.3)

	Three Months Ended March 31, 2019		Year Ended December 31, 2019
	Low	High	Low	High

Net loss	$(19.3)	$(18.3)	$(81.9)	$(79.9)
Stock-based compensation expense	8.3	8.3	47.3	47.3
Amortization of acquired intangibles	1.4	1.4	5.7	5.7
Transaction related expenses	-	-	-	-
Non-GAAP net loss	$(9.6)	$(8.6)	$(28.9)	$(26.9)

Shares outstanding used in computing GAAP and Non-GAAP per share amounts	30.3	30.3	30.7	30.7

Net loss per share:
Net loss per share - basic and diluted	$(0.64)	$(0.60)	$(2.67)	$(2.60)
Non-GAAP net loss per share	$(0.32)	$(0.29)	$(0.94)	$(0.88)

Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.